UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

FIRST UNITED ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Georgia	333-130663	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 Back Nine Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

First United Ethanol, LLC (the “Company”) announces that WestLB AG, New York Branch (“WestLB”) has been engaged to assist in the refinancing of the Company’s existing senior secured credit facilities to support the construction of a 100 million gallon per year corn-based dry mill ethanol production facility located near Pelham, Georgia. WestLB is proposing to arrange a $115,000,000 senior secured credit facility that consists of a $100,000,000 construction/term loan facility and a $15,000,000 working capital facility. It is anticipated that the Company may incur fees of approximately $4,000,000 in connection with the refinancing of its existing senior credit facilities with WestLB. There are no guarantees or assurances that this refinancing will occur in the timeframe anticipated or at all.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

Date: September 28, 2007

/s/ Anthony J. Flagg
Anthony J. Flagg, Chief Executive Officer

2